UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASIA BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Nevada	72-1569126
State of incorporation or organization	(I.R.S. Employer Identification No.)

Suite 2000 - 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1 604.606.9066
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ X ]

Securities Act registration statement file number to which this form relates: 333-115160 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Class A Common Stock, $0.001 par value

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Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, filed with the commission under File No. 333-115160, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following exhibits are incorporated by reference from the registrant's Form SB-2 registration statement filed with the Securities and Exchange Commission, SEC File No. 333-115160, on May 5, 2004. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

Exhibit Number	Description
3.1	Articles of Incorporation filed January 24, 1996
3.2	By-laws dated January 26, 1996
3.3	Certificate of Amendment to Articles of Incorporation filed March 19, 1999
3.4	Certificate of Amendment to Articles of Incorporation filed July 27, 2000
3.5	Certificate of Amendment to Articles of Incorporation filed December 20, 2000
3.6	Certificate of Correction filed January 13, 2004
3.7	Certificate of Amendment to Articles of Incorporation filed February 11, 2004
5.1	Legal Opinion of Clark, Wilson
10.1	Agreement between the Open Learning Foundation Enterprises Limited, OLC The Open Learning Company Limited and The Open Learning Foundation dated March 8, 2000
10.2	Assignment Agreement between our company and MultiCyber Internet Ltd. dated March 15, 2000
10.3	Collaborative Agreement with Shanghai Information Plaza Enterprise Development Ltd. and Information Leading Group Office Technology Center dated May, 2000
10.4	Collaborative Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Centre of Shanghai City Information Office dated May 18, 2000
3
10.5	Contract with Shanghai Information Tower Enterprise Development Ltd. and Shanghai Municipal Information Office Technology Center dated August 23, 2000
10.6	Supplementary Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Center of Shanghai City Information Office dated December 18, 2000
10.7	Agreement for Cooperation between Shanghai Broadband Network Inc. and Shanghai Infoservice Tower Enterprise Development Co., Ltd. dated January 18, 2001
10.8	Collaborative Agreement between Shanghai Broadband Network Inc. and Shanghai Information Plaza Enterprise Development Ltd. dated January 18, 2001
10.9	Letter Agreement with Longdown Financial Consultants Limited dated March 1, 2001
10.10	Letter Agreement with Inter-Canadian Capital Strategies Inc. dated May 8, 2001
10.11	Agreement with Shanghai Broadband Network, Inc. Shanghai General Foreign Language Assessment Office and Shanghai Information Technology R&D Center dated August 28, 2001
10.12	Collaborative Agreement between Shanghai Information Town Co., Ltd. and MultiCyber Internet Ltd. dated August 10, 2001
10.13	Agreement between Shanghai Broadband Network Inc., Shanghai General Foreign Language Testing Office and Technical Center of Shanghai City Information Office
10.14	Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Center of Shanghai City Information Office dated August, 2001
10.15	Convertible Promissory Note with Sir Richard Drake Kleinwort BT dated December, 2001
10.16	Agreement in Principle with Shanghai Shenxin Information Technology Institute dated March 8, 2002
10.17	Memorandum of Understanding with OLC The Open Learning Company Limited dated April 24, 2002
10.18	Convertible Promissory Note with Rathbone Unit Trust Management Limited dated May, 2002
10.19	Heads of Agreement between Shanghai Broadband Network Inc. and Q Group PLC dated July 14, 2002
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10.20	Cooperative Agreement between Shanghai Broadband Network Inc. and Fudan University E-Learning College dated July 15, 2002
10.21	Agreement with Virgil Limited Trading as The Open Learning Company dated August 8, 2002
10.22	Licensing Agreement between Shanghai Broadband Network and Q Group PLC dated August 13, 2002
10.23	Frame Agreement between Shanghai Broadband Network Inc. and Fudan University E-Learning College dated August 15, 2002
10.24	Cooperative Agreement between Shanghai Broadband Network Inc. and Fudan University E-Learning College dated August 15, 2002
10.25	Collaborative Agreement between Shanghai Broadband Network Inc. and Fudan University Online Education College dated August 15, 2002
10.26	Confidential Agreement between Shanghai Broadband Network Inc. and Shanghai Fudan University E-Learning College
10.27	Software Development, Adaptation and ownership Agreement between Shanghai Broadband Network Inc. and Q Multimedia Ltd. dated October 24, 2002
10.28

Agreement on Developing Online Integrated English Training Business Collaboratively between Shanghai Broadband Network Inc. and Shanghai Information Property Corporation (Shanghai Online Education) dated March 26, 2003

10.29	Joint Venture Agreement with English Computerized Learning, Inc. dated April 21, 2003
10.30	Value Added Reseller Agreement between Shanghai Broadband Network Inc. and Sichuan EleNet Soft-Tech Ltd. dated July 8, 2003
10.31	Agreement in Principal on Collaboration of Fudan New English Offline Training between Shanghai Broadband and Fudan E-Learning College dated July 24, 2003
10.32	Agreement on Developing Fudan New English Online Training between Fudan University Online Education College and Shanghai Broadband Network Inc. dated July 24, 2003
10.33	Agreement on Developing Fudan New English Offline Training between Fudan University Online Education College and Shanghai Broadband Network Inc.
10.34	Agreement between Shanghai Broadband Network Inc. and Shanghai Zhangjiang High-Tech District Office
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10.35	Memorandum of Understanding with Immersive Education Ltd. dated October 23, 2003
10.36	Settlement Agreement with Tom Allen and Inter-Canadian Capital Strategies, Inc. dated November 23, 2003
10.37	Settlement Agreement with R. Desmond McVeigh dated November 28, 2003
10.38	Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network Inc. and Shanghai Jingwen Continuing Education Institute dated December 18, 2003
10.39

Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network Inc. and Shanghai Yang Pu Qu Tong Xin Continuing Education Institute dated December 18, 2003

10.40	Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network Inc. and Shanghai Zhendan Continuing Education Institute dated December 18, 2003
10.41	Form of Stock Option Agreement entered into with the following individuals:
Xinmin Gao
Wen Chao Tu
Yuguo Zhang
Christine Reynolds
Xiang Qian Shao
Thomas I.A. Allen
R. Desmond McVeigh
Charles Demicher
Graham Brant
10.42	Form of Purchase Agreement entered into with the following individuals:
TMOB Pension Fund Ltd.
R. Allan Slaughter
Louis R. Appleton
First Nevisan Stockbrokers Ltd.
Declan MacFadden
Larry Knapton
Xian Feng Liu
Whitehall Holding Co. Ltd.
Windsor Capital Corporation
10.43	Form of Subscription Agreement entered into with the following individuals:
Church Street Ltd.
Warren Lee Primhak
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Simon Peter Sadler
Derek Alexander Smith
Paul Morton
Mark Bromhead
Michael Norman Smith
Galloway Limited
Michael Alexander
Jeremy McAteer
Jeremy Norris
Tiger Investments Limited
Jeffrey Ho
Harrington Consultants Limited
10.44	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and Golden Promise Business Investment, Inc.
10.45	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and CHD Holdings, L.L.C.
10.46	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and Alexa Holdings, Limited
10.47	Form of Subscription Agreement entered into with the following individuals:
Church Street Ltd.
Wen Chao Tu
Gao Xin Min
Li Jian Hua
Graham Brant
Yuguo Zhang
Xiang Qian Shao
Charles Demicher
10.48	Form of Subscription Agreement entered into with the following individuals:
CF KB Explorer Holmbush Fund
Rathbone Unit Trust Management Limited
James Donald Greig
Michael Norman Smith
Andrew David Bell
Jonathan Kornberg
10.49	2001 NonQualified Stock Option Plan
10.50	2001 Employee Stock Option Plan
10.51	2003 Employee Stock Option Plan
10.52	2003 Non-Qualified Stock Option Plan
23.1	Consent of BDO Dunwoody LLP

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASIA BROADBAND, INC.

Date: May 11, 2004

/s/ Yuguo Zhang
By: Yuguo Zhang, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: May 19, 2004

/s/ Charles Demicher
By: Charles Demicher, Chief Operating Officer and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: May 19, 2004